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FORM OF OPINION OF ROSENMAN & COLIN LLP                             EXHIBIT 5

                             Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, NY 10022

June  , 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been requested by Acclaim Entertainment, Inc. (the "Company"), a Delaware corporation, to furnish our opinion in connection with the Company's Registration Statement (the "Registration Statement") on Form[nb]S-1 covering the issuance of an aggregate of 665,772 warrants (the "Warrants") by the Company and the offer and sale of an aggregate of 1,265,772 shares (the "Shares") of common stock, par value $0.02 per share, underlying certain warrants.

In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of rendering this opinion. Based upon such examination, it is our opinion that (i) when the Registration Statement has become effective under the Securities Act of 1933 and the warrant agreements relating to the Warrants (the "Warrant Agreements") have been duly executed and delivered, the Warrants have been duly executed and authenticated in accordance with the Warrant Agreements and issued as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights and by the application of equitable principles, whether in a suit at law or equity and (ii) when the Shares have been duly issued and paid for in accordance with the terms of the Warrant Agreements and the Spangenberg Warrants (as such term is defined in the Registration Statement) and as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


Very truly yours,

ROSENMAN & COLIN LLP

BY
   -----------------------------------
   A Partner